                                 EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated September 30, 1997 (except for Note 14 as to which the date is October 31, 1997) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-36887) and related Prospectus of MPW Industrial Services Group, Inc. for the registration of 4,312,500 shares of its common stock.

     Our audit also included the financial statement schedule of MPW Industrial Services Group, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                    ERNST & YOUNG LLP
Columbus, Ohio
November 7, 1997